UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2014

MINN SHARES INC.

(Exact name of registrant as specified in Charter)

Delaware	000-54218	37-1615850
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1624 Harmon Place, Suite 210, Minneapolis, MN 55403

 (Address of Principal Executive Offices)

(612) 486-5587

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On May 15, 2014, Minn Shares, Inc. (the “Company”) and The Globe Resources Group, LLC (the “Purchaser”) entered into a letter agreement (the “Extension Agreement”), pursuant to which the parties agreed to extend the 12 month option period described in that certain Option Agreement, dated May 16, 2013, by and between the Company and the Purchaser (the “Option Agreement”) pursuant to which the Purchaser acquired an option  to purchase 38,520,252 shares (approximately 97%) of the Company’s common stock for an additional 30 days.  In exchange for the 30 day extension, the Purchaser agreed to pay (i) $15,000 for a current outstanding payable of the Company and (ii) additional legal and administrative expenses associated with the preparation of the Extension Agreement and the filing of this Current Report on Form 8-K with the Securities and Exchange Commission.

The description of the Extension Agreement herein is a summary and is qualified in its entirety by the provisions of the Extension Agreement, a copy of which is attached as Exhibit 10.1, and incorporated herein by reference.  There are no assurances that the transactions contemplated by the Option Agreement will be consummated.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits:  The following exhibits are filed as part of this report:

Exhibit
Number	Description

10.1	Extension Agreement by and between the Company and The Globe Resources Group, LLC, dated May 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MINN SHARES INC.

Date: May 20, 2014	By:	/s/ Richard Gilbert
Richard Gilbert President